January 23, 1997

                          Pittston Brink's Group Earns
                      $.47 Per Share in the Fourth Quarter

Richmond, VA - January 23, 1997 - The Pittston Brink's Group (NYSE-PZB), The Pittston Company's class of common stock which reflects the performance of Brink's, Incorporated and Brink's Home Security, Inc. recorded net income of $18.0 million, or $.47 per share, in the fourth quarter, a 20% improvement over the $15.0 million, or $.39 per share, earned in the fourth quarter of 1995. For the full year 1996, net income was a record $59.7 million compared to $51.1 million recorded in 1995. Earnings per share for 1996 reached $1.56 per share, a 16% improvement over the $1.35 per share recorded in 1995.

Brink's, Incorporated (Brink's)
Brink's  worldwide  consolidated  revenues  totaled $202.3 million in the fourth quarter of 1996, a 13% improvement over $179.3 million reported in the comparable period in 1995. Operating profits totaled $18.9 million for the fourth quarter, 47% higher than the $12.9 million recorded in the prior year's quarter due to improvements in both North American and international operations. For the full year 1996, Brink's consolidated revenues totaled $754.0 million, a 14% increase over 1995. Brink's earned record operating profits of $56.8 million in 1996, a 33% increase over the $42.7 million earned in 1995 due to improvements in both North American and international operations. This represents the ninth consecutive year of record operating profits for Brink's.

Revenues from North American operations (U.S. and Canada) reached $110.7 million in the fourth quarter, 9% higher than in the comparable period in 1995. Fourth quarter operating profits of $11.0 million represented a 31% increase over the prior year's quarter due to improved results achieved by the armored car operations which include ATM servicing. For the full year 1996, North American revenues increased by 10% to $418.9 million and operating profits amounted to $34.4 million, 18% higher than the $29.2 million earned in 1995, with the increase principally due to higher earnings generated by the armored car operations.

Consolidated international subsidiaries recorded revenues of $91.6 million in the fourth quarter, an increase of 17% over the $78.2 million generated in the fourth quarter of 1995. Operating profits from international subsidiaries and affiliates amounted to $7.9 million for the quarter, a 77% increase over the $4.4 million recorded in the 1995 period. Increased operating profits in all three regions - Latin America, Europe and Asia/Pacific led to the significantly higher results. In particular, the equity earnings achieved by Brink's Mexican affiliate (20% owned) showed a significant improvement over the loss recorded in the fourth quarter of 1995.


For the full year 1996, consolidated international subsidiaries recorded revenues of $335.1 million compared with the $280.2 million recorded in 1995. In 1996, operating profits from international subsidiaries and affiliates totaled $22.4 million, compared to the $13.6 million recorded in 1995. The increased operating profits were primarily attributable to improvements in Latin America due to the strong turnaround in Mexico from the loss incurred in 1995, as well as the improved performances in Brazil and Colombia. Latin America's results also benefited from the consolidation of Columbia, a now 51% owned subsidiary. European operations reported lower operating profits primarily due to lower results in Holland and France partially offset by improved results in the United Kingdom. Operating profit in the Asia/Pacific region improved over 1995.

As part of its global growth strategy, Brink's recently announced that it increased its ownership positions in its affiliates in Venezuela, Peru and The Netherlands. In Venezuela, Brink's increased its ownership to 61% in Custodia y Traslado de Valores, C.A. ("Custravalca"), the largest armored car company in Venezuela, in which Brink's previously owned a 15% interest. The remaining 39% is held by a group of local investors including Venezuelan banks. Custravalca also owns a 31% interest in Brink's


Peru S.A., the largest armored car company in Peru. Brink's has also acquired the remaining 35% of Brinks-Nedlloyd, the largest armored car company in The Netherlands, increasing Brink's ownership to 100%. These acquisitions are expected to meaningfully increase consolidated international revenues and operating profits of Brink's and should be accretive to the earnings of the Pittston Brink's Group beginning in 1997.

Brink's Home Security, Inc. (BHS)
BHS installed 26,511 new subscribers during the quarter, a 12% increase over the fourth quarter of 1995. The subscriber base totaled 446,505 customers on December 31, 1996, a net increase of 67,846 subscribers (18%) from the year-end 1995 level. As a result, annualized service revenues increased by 19% to $128.1 million as of December 31, 1996. BHS's disconnect rate for 1996 was 7.5% of the average subscriber base during the period. The Company believes this may be the lowest disconnect rate of any major residential security company.

For the full year 1996, BHS's revenues increased 21% to $155.8 million. BHS also reported record operating profits of $44.9 million, 14% higher than the $39.5 million reported in 1995. This represents the ninth consecutive year of record profits for BHS. BHS's revenues totaled $40.9 million in the fourth quarter, a 17% increase over the comparable period in 1995. Operating profits totaled $10.9 million compared to $10.8 million generated in the fourth quarter of 1995. Monitoring revenues increased as a result of the greater number of subscribers and higher monitoring fees on new subscribers. Installation revenues declined on a per subscriber basis during the quarter reflecting increasingly aggressive pricing by competitors. In addition, installation and marketing costs expensed during the quarter increased by $1.2 million from the prior year period. Management expects to counter these competitive impacts on profit growth by improving cost effectiveness while enhancing service quality. The operating profit margin was 27% during the quarter. For the full year 1997, the operating profit margin is expected to remain in the middle to upper 20% range.

BHS opened operations in Boston during the fourth quarter, bringing to seven the total number of new markets opened in 1996. New markets previously opened were Tucson and Toledo in the first quarter, Richmond and Chattanooga in the second quarter and Oklahoma City and Baton Rouge in the third quarter.

Financial - Consolidated
The Pittston Company reported net income of $31.1 million in the fourth quarter compared to $29.7 million recorded in the comparable period in 1995. Net income for the year 1996 amounted to $104.2 million compared to $98.0 million in 1995.


Consolidated cash flow from operating activities amounted to $196.7 million in 1996. Total debt at December 31, 1996 was $196.0 million compared to $177.6 million at year-end 1995.

During 1996, the Company purchased 278,000 shares of Pittston Brink's Group Common Stock and 75,600 shares of Pittston Burlington Group Common Stock at a total cost of $8.3 million. In 1996, the Company also purchased 20,920 shares of Pittston Company Series C Convertible Preferred Stock for a total cost of $7.9 million. The Company has remaining authority to repurchase over time up to 1.0 million shares of Pittston Minerals Group Common Stock, 1.2 million shares of Pittston Brink's Group Common Stock, 1.4 million shares of Pittston Burlington Group Common Stock, and an additional $7.1 million of the Pittston Company Series C Convertible Preferred Stock.

The Company has retained Boston EquiServe, L.P., acting through The First National Bank of Boston, as its registrar and stock transfer agent effective January 13, 1997. Shareholders should call 1-800-733-5001 with inquires regarding dividends, share certificates and other issues with respect to the proper registration of shares.

                                   **********

Pittston Minerals Group Common Stock (NYSE-PZM), Pittston Brink's Group Common Stock (NYSE-PZB) and Pittston Burlington Group Common Stock (NYSE-PZX) represent the three classes of common stock of The Pittston Company, a diversified company with interests in coal and gold mining (Pittston Minerals Group), security services through Brink's, Incorporated and Brink's Home Security, Inc. (Pittston Brink's Group) and global freight transportation and logistics management services through Burlington Air Express Inc. (Pittston Burlington Group). Copies of the Pittston Minerals Group and Pittston Burlington Group earnings releases are available upon request.



                             Pittston Brink's Group
                           Supplemental Financial Data




                              BRINK'S, INCORPORATED




                                                                    Three Months                       Twelve Months
                                                                     Ended December 31                  Ended December 31
(In thousands)                                                   1996             1995              1996             1995
-------------------------------------------------------------------------------------------------------------------------
                                                                     (Unaudited)
REVENUES

U.S. & Canada operations                                 $    110,670          101,146           418,941          379,230
International subsidiaries                                     91,585           78,172           335,070          280,229
-------------------------------------------------------------------------------------------------------------------------

Total                                                    $    202,255          179,318           754,011          659,459
-------------------------------------------------------------------------------------------------------------------------



OPERATING PROFIT
U.S. & Canada operations                                 $     11,004            8,407            34,387           29,159
International operations                                        7,884            4,449            22,436           13,579
-------------------------------------------------------------------------------------------------------------------------

Total                                                    $     18,888           12,856            56,823           42,738
-------------------------------------------------------------------------------------------------------------------------





                           BRINK'S HOME SECURITY, INC.




                                                                    Three Months                       Twelve Months
(In thousands,                                                       Ended December 31                  Ended December 31
except subscriber data)                                          1996             1995              1996             1995
-------------------------------------------------------------------------------------------------------------------------
                                                                      (Unaudited)

REVENUES                                                 $     40,921           35,113           155,802          128,936

OPERATING PROFIT                                         $     10,860           10,804            44,872           39,506

Annualized recurring revenues*                                                                 $ 128,106          107,707

Number of Subscribers:
  Beginning of period                                         427,793          361,203           378,659          318,029
  Installations                                                26,511           23,701            98,541           82,643
  Disconnects                                                  (7,799)          (6,245)          (30,695)         (22,013)
-------------------------------------------------------------------------------------------------------------------------

  End of period                                               446,505          378,659           446,505          378,659
-------------------------------------------------------------------------------------------------------------------------





____________
* Annualized recurring revenue is calculated based on the number of subscribers at period end multiplied by the average service fee per subscriber received in the last month for monitoring, maintenance and related services.


                             Pittston Brink's Group
                            STATEMENTS OF OPERATIONS




                                                                    Three Months                       Twelve Months
(In thousands,                                                       Ended December 31                  Ended December 31
except per share amounts)                                        1996             1995              1996             1995
-------------------------------------------------------------------------------------------------------------------------
                                                                     (Unaudited)

Operating revenues                                       $    243,176          214,431           909,813          788,395
-------------------------------------------------------------------------------------------------------------------------


Operating expenses                                            180,188          160,640           687,175          599,683
Selling, general and administrative                            35,768           31,677           130,833          112,133
-------------------------------------------------------------------------------------------------------------------------

Total costs and expenses                                      215,956          192,317           818,008          711,816
-------------------------------------------------------------------------------------------------------------------------


Other operating income, net                                       955              310             2,433              895
-------------------------------------------------------------------------------------------------------------------------


Operating profit                                               28,175           22,424            94,238           77,474
Interest income                                                 1,037              364             2,745            1,840
Interest expense                                                 (400)            (572)           (1,810)          (2,050)
Other expense, net                                             (1,773)          (1,003)           (5,407)          (3,505)
-------------------------------------------------------------------------------------------------------------------------

Income before income taxes                                     27,039           21,213            89,766           73,759
Provision for income taxes                                      9,058            6,244            30,071           22,666
-------------------------------------------------------------------------------------------------------------------------

Net income                                               $     17,981           14,969            59,695           51,093
-------------------------------------------------------------------------------------------------------------------------


Net income per common share                              $        .47              .39              1.56             1.35
-------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding                              38,326           37,983            38,200           37,931
-------------------------------------------------------------------------------------------------------------------------





                               SEGMENT INFORMATION




Revenues:
   Brink's                                               $    202,255          179,318           754,011          659,459
   BHS                                                         40,921           35,113           155,802          128,936
-------------------------------------------------------------------------------------------------------------------------

Revenues                                                 $    243,176          214,431           909,813          788,395
-------------------------------------------------------------------------------------------------------------------------


Operating profit:
   Brink's                                               $     18,888           12,856            56,823           42,738
   BHS                                                         10,860           10,804            44,872           39,506
-------------------------------------------------------------------------------------------------------------------------

   Segment operating profit                                    29,748           23,660           101,695           82,244
   General corporate expense                                   (1,573)          (1,236)           (7,457)          (4,770)
-------------------------------------------------------------------------------------------------------------------------

Operating profit                                         $     28,175           22,424            94,238           77,474
-------------------------------------------------------------------------------------------------------------------------


See accompanying notes.



                             Pittston Brink's Group
                            CONDENSED BALANCE SHEETS




                                                                            December 31              December 31
(In thousands)                                                                 1996                     1995
-------------------------------------------------------------------------------------------------------------------

Assets

Cash and cash equivalents                                                 $     20,012                    21,977
Accounts receivable, net of estimated amounts
   uncollectible                                                               124,928                   113,790
Inventories and other current assets                                            45,117                    33,554
-------------------------------------------------------------------------------------------------------------------

Total current assets                                                           190,057                   169,321

Property, plant and equipment, at cost, net of
   accumulated depreciation and amortization                                   256,759                   214,653
Intangibles, net of amortization                                                28,162                    28,893
Other assets                                                                    76,687                    71,859
-------------------------------------------------------------------------------------------------------------------


Total assets                                                              $    551,665                   484,726
-------------------------------------------------------------------------------------------------------------------


Liabilities and shareholders' equity

Current liabilities                                                       $    139,392                   130,441
Long-term debt, less current maturities                                          5,542                     5,795
Other liabilities                                                               93,353                    89,685
-------------------------------------------------------------------------------------------------------------------

Total liabilities                                                              238,287                   225,921

Shareholders' equity                                                           313,378                   258,805
-------------------------------------------------------------------------------------------------------------------


Total liabilities and shareholders' equity                                $    551,665                   484,726
-------------------------------------------------------------------------------------------------------------------


See accompanying notes.



                             Pittston Brink's Group
                            STATEMENTS OF CASH FLOWS




                                                                                 Twelve Months Ended December 31
(In thousands)                                                                    1996                      1995
-------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
Net income                                                                $     59,695                    51,093
Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation and amortization                                                53,200                    42,977
   Other, net                                                                   10,876                     6,926
   Changes in operating assets and liabilities:
     Increase in receivables                                                   (15,556)                  (22,352)
     Increase in inventories and other current
       assets                                                                   (1,576)                   (2,670)
     Increase in current liabilities                                            12,989                    15,822
     Other, net                                                                 (5,845)                   (1,016)
-------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                      113,783                    90,780
-------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment                                     (95,754)                  (69,783)
Proceeds from disposal of property, plant and
   equipment                                                                     2,798                     3,178
Other, net                                                                         843                    (2,269)
-------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities                                          (92,113)                  (68,874)
-------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Net reductions of debt                                                          (7,533)                   (4,111)
Payments to - Minerals Group                                                    (6,082)                  (12,240)
Share and other equity activity                                                (10,020)                   (3,804)
-------------------------------------------------------------------------------------------------------------------

Net cash used by financing activities                                          (23,635)                  (20,155)
-------------------------------------------------------------------------------------------------------------------


Net (decrease) increase in cash and cash
   equivalents                                                                  (1,965)                    1,751
Cash and cash equivalents at beginning of period                                21,977                    20,226
-------------------------------------------------------------------------------------------------------------------


Cash and cash equivalents at end of period                                $     20,012                    21,977
-------------------------------------------------------------------------------------------------------------------


See accompanying notes.


                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                     Three Months                      Twelve Months
(In thousands,                                                                 Ended December 31                  Ended December 31
except per share amounts)                                                 1996              1995             1996              1995
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                       (Unaudited)

Net sales                                                        $     173,798           165,198          696,513           722,851
Operating revenues                                                     650,477           597,565        2,410,131         2,203,216
-----------------------------------------------------------------------------------------------------------------------------------

Net sales and operating revenues                                       824,275           762,763        3,106,644         2,926,067
-----------------------------------------------------------------------------------------------------------------------------------


Cost of sales                                                          174,261           154,234          707,497           696,295
Operating expenses                                                     538,859           498,665        2,004,598         1,845,404
Restructuring and other charges, including
   litigation accrual                                                   (9,541)                -          (47,299)                -
Selling, general and administrative                                     74,685            68,363          292,718           263,365
-----------------------------------------------------------------------------------------------------------------------------------

Total cost and expenses                                                778,264           721,262        2,957,514         2,805,064
-----------------------------------------------------------------------------------------------------------------------------------


Other operating income (expense)                                         3,635             4,079           17,377            26,496
-----------------------------------------------------------------------------------------------------------------------------------


Operating profit                                                        49,646            45,580          166,507           147,499
Interest income                                                          1,271               841            3,487             3,395
Interest expense                                                        (3,541)           (3,844)         (14,074)          (14,253)
Other expense, net                                                      (2,312)           (2,292)          (9,224)           (6,305)
-----------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                                              45,064            40,285          146,696           130,336
Provision for income taxes                                              14,000            10,585           42,542            32,364
-----------------------------------------------------------------------------------------------------------------------------------

Net income                                                              31,064            29,700          104,154            97,972
Preferred stock dividends, net                                            (902)           (1,065)          (1,675)           (2,762)
-----------------------------------------------------------------------------------------------------------------------------------

Net income attributed to common shares                           $      30,162            28,635          102,479            95,210
-----------------------------------------------------------------------------------------------------------------------------------


Pittston Brink's Group:
Net income attributed to common shares                           $      17,981            14,969           59,695            51,093
-----------------------------------------------------------------------------------------------------------------------------------


Net income per common share                                      $         .47               .39             1.56              1.35
-----------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding                                       38,326            37,983           38,200            37,931
-----------------------------------------------------------------------------------------------------------------------------------


Pittston Burlington Group:
Net income attributed to common shares                           $      10,587            10,273           33,801            32,855
-----------------------------------------------------------------------------------------------------------------------------------


Net income per common share                                      $         .55               .54             1.76              1.73
-----------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding                                       19,408            18,992           19,223            18,966
-----------------------------------------------------------------------------------------------------------------------------------


Pittston Minerals Group:
Net income attributed to common shares                           $       1,594             3,393            8,983            11,262
-----------------------------------------------------------------------------------------------------------------------------------


Net income per common share:
   Primary                                                       $         .20               .43             1.14              1.45
   Fully diluted                                                 $         .20               .43             1.08              1.40
-----------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding:
   Primary                                                               7,970             7,802            7,897             7,786
   Fully diluted                                                         9,826             9,968            9,906             9,999
-----------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.


                      The Pittston Company and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS




                                                                           December 31               December 31
(In thousands)                                                                1996                      1995
-------------------------------------------------------------------------------------------------------------------

Assets


Cash and cash equivalents                                              $        41,217                    52,823
Accounts receivable, net of estimated
   amounts uncollectible                                                       456,135                   421,246
Inventories and other current assets                                           121,338                   162,624
-------------------------------------------------------------------------------------------------------------------

Total current assets                                                           618,690                   636,693

Property, plant and equipment, at cost, net of
   accumulated depreciation, depletion and
   amortization                                                                540,851                   486,168
Intangibles, net of amortization                                               317,062                   327,183
Other assets                                                                   336,276                   357,328
-------------------------------------------------------------------------------------------------------------------


Total assets                                                           $     1,812,879                 1,807,372
-------------------------------------------------------------------------------------------------------------------


Liabilities and shareholders' equity

Current liabilities                                                    $       568,967                   594,488
Long-term debt, less current maturities                                        158,837                   133,283
Postretirement benefits and other claims                                       226,697                   219,895
Workers' compensation and other claims                                         116,892                   125,894
Other liabilities                                                              134,779                   211,833
-------------------------------------------------------------------------------------------------------------------

Total liabilities                                                            1,206,172                 1,285,393

Shareholders' equity                                                           606,707                   521,979
-------------------------------------------------------------------------------------------------------------------


Total liabilities and shareholders' equity                             $     1,812,879                 1,807,372
-------------------------------------------------------------------------------------------------------------------


See accompanying notes.



                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS





                                                                                 Twelve Months Ended December 31
(In thousands)                                                                    1996                      1995
-------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
Net income                                                                $    104,154                    97,972
Adjustments to reconcile net income to net cash
   provided by operating activities:
   Noncash charges and other write-offs                                         29,948                         -
   Depreciation, depletion and amortization                                    113,251                   104,989
   Provision for aircraft heavy maintenance                                     32,057                    26,317
   Provision for deferred income taxes                                          19,320                    11,115
   Other, net                                                                   14,972                     4,060
   Changes in operating assets and liabilities net
     of effects of acquisitions and dispositions:
     Increase in receivables                                                   (45,991)                  (38,628)
     Decrease (increase) in inventories and other
       current assets                                                           10,784                   (14,183)
     (Decrease) increase in current liabilities                                (10,894)                    4,491
     Other, net                                                                (70,930)                  (39,598)
-------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                      196,671                   156,535
---------------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment                                    (177,269)                 (124,465)
Proceeds from disposal of property, plant and
   equipment                                                                    11,310                    22,539
Aircraft heavy maintenance                                                     (23,373)                  (22,356)
Acquisitions and related contingent payments                                    (4,078)                   (3,372)
Other, net                                                                       1,799                     1,182
---------------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities                                         (191,611)                 (126,472)
---------------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Additions to debt                                                               28,642                    29,866
Reductions of debt                                                             (14,642)                  (25,891)
Share and other equity activity                                                (30,666)                  (23,533)
---------------------------------------------------------------------------------------------------------------------------

Net cash used by financing activities                                          (16,666)                  (19,558)
---------------------------------------------------------------------------------------------------------------------------


Net (decrease) increase in cash and cash
   equivalents                                                                 (11,606)                   10,505
Cash and cash equivalents at beginning of period                                52,823                    42,318
---------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                                $     41,217                    52,823
---------------------------------------------------------------------------------------------------------------------------


See accompanying notes.



                      The Pittston Company and Subsidiaries
                             Pittston Brink's Group
                         NOTES TO FINANCIAL INFORMATION




(1) The approval on January 18, 1996, by the shareholders of The Pittston Company (the "Company") of the Brink's Stock Proposal, as described in the Company's proxy statement dated December 15, 1995, resulted in the reclassification of the Company's class of common stock formerly known as Pittston Services Group Common Stock ("Services Stock"). The outstanding shares of Services Stock were redesignated as Pittston Brink's Group Common Stock ("Brink's Stock") on a share-for-share basis, and a new class of common stock, designated as Pittston Burlington Group Common Stock ("Burlington Stock"), was distributed on the basis of one-half share of Burlington Stock for each share of Services Stock previously held by shareholders of record on January 19, 1996. Due to the reclassification of the Services Stock, all stock and per share data in the accompanying financial information have been restated to reflect the reclassification.

     The financial information for Pittston Brink's Group ("Brink's Group") includes the results of the Company's Brink's, Incorporated and Brink's Home Security, Inc. businesses. It is prepared using the amounts included in the Company's consolidated financial statements. Accordingly, the Company's consolidated financial statements must be read in connection with the Brink's Group's financial data.

(2) In 1988, the trustees of certain pension and benefit trust funds (the "Trust Funds") established under collective bargaining agreements with the United Mine Workers of America ("UMWA") brought an action (the "Evergreen Case") against the Company and a number of its coal subsidiaries, claiming that the defendants were obligated to contribute to such Trust Funds in accordance with the provisions of the 1988 and subsequent National
     Bituminous Coal Wage Agreements, to which neither the Company nor any of its subsidiaries was a signatory.

     In late March 1996, a settlement was reached in the Evergreen Case. Under the terms of the settlement, the coal subsidiaries which had been signatories to earlier National Bituminous Coal Wage Agreements agreed to make various lump sum payments in full satisfaction of all amounts allegedly due to the Trust Funds through January 31, 1996, to be paid over time as follows: approximately $25.8 million upon dismissal of the Evergreen Case in March 1996 and the remainder of $24 million in installments of $7.0 million in 1996 and $8.5 million in each of 1997 and 1998. The first payment was entirely funded through an escrow account previously established by the Company. The second payment of $7.0 million was paid in the third quarter of 1996 and was funded through cash provided by operating activities. In addition, the coal subsidiaries agreed to future participation in the UMWA 1974 Pension Plan. Separate lawsuits against each of the UMWA and the Bituminous Coal Operations Association, previously reported, have also been dismissed.

     As a result of the settlement of these cases, the Company recorded a pretax gain of $35.7 million ($23.2 million after tax) in the first quarter of 1996 in its consolidated financial statements.

(3) As of January 1, 1996, the Company and the Brink's Group implemented a new accounting standard, Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 requires companies to review long-lived assets and certain identifiable intangibles to be held and used by an entity for impairment whenever circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 requires companies to utilize a two-step approach to determining whether impairment of such assets has occurred and, if so, the amount of such impairment. As a result, an impairment loss of $29.9 million has been recorded for the Company and the Company's Minerals Group in 1996. The adoption of SFAS No. 121 had no impact on the Brink's Group's financial statements in 1996.

(4) During the twelve months ended December 31, 1996, the Company purchased 20,920 shares of its Series C Cumulative Convertible Preferred Stock. Preferred dividends included on the Company's statement of operations for the twelve months ended December 31, 1996, are net of $2.1 million, which is the excess of the carrying amount of the preferred stock over the cash paid to holders of the preferred stock. There were no repurchases of preferred stock during the quarter ended December 31, 1996. During the twelve months ended December 31, 1995, the Company purchased 16,370 shares of its preferred stock. Preferred dividends for the twelve months ended December 31, 1995 are net of $1.6 million, which was the excess of the carrying amount of the preferred stock over the cash paid to holders of the preferred stock. There were no repurchases of preferred stock during the quarter ended December 31, 1995.

(5) Financial information for the Minerals Group, which includes the results of the Company's Coal and Mineral Ventures operations, and the Burlington Group which includes the results of the Company's Burlington Air Express Inc. business, is available upon request.